Independent auditors' consent
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The board and shareholders
AXP Growth Series, Inc.:
    AXP Growth Fund
    AXP Large Cap Equity Fund
    AXP Large Cap Value Fund
    AXP Quantitative Large Cap Equity Fund
    AXP Research Opportunities Fund

The board of trustees and unitholders
Growth Trust:
   Growth Portfolio
   Aggressive Growth Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    September 25, 2003